EX-99.B(d)(16)

Schedule A

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

AQR Capital Management, LLC

As of July 8, 2009, as amended June 28, 2011 and March 28, 2012

SEI Institutional Investments Trust

Large Cap Fund

Small Cap Fund

Small Cap II Fund

Agreed and Accepted:

SEI Investments Management Corporation	AQR Capital Management, LLC

By:	By:

/s/ Eric J. Hoerdemann	/s/ Brendan R. Kalb

Name:	Name:

Eric J. Hoerdemann	Brendan R. Kalb

Title:	Title:

Vice President	General Counsel, AQR Capital Management , LLC

Schedule B

to the

Sub-Advisory Agreement

between

SEI Investments Management Corporation

and

AQR Capital Management, LLC

As of July 8, 2009, as amended June 28, 2011 and March 28, 2012

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	AQR Capital Management, LLC

By:	By:

/s/ Eric J. Hoerdemann	/s/ Brendan R. Kalb

Name:	Name:

Eric J. Hoerdemann	Brendan R. Kalb

Title:	Title:

Vice President	General Counsel, AQR Capital Management , LLC